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As filed with the Securities and Exchange Commission on September 11, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Boingo Wireless, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-4856877 (I.R.S. Employer Identification Number)

10960 Wilshire Blvd.,
23rd Floor
Los Angeles, California 90024
(310) 586-5180
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Peter Hovenier
Chief Financial Officer
10960 Wilshire Blvd.
23rd Floor
Los Angeles, CA 90024
(310) 586-5180
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Efren Medina Director, Business & Legal Affairs Boingo Wireless, Inc. 10960 Wilshire Blvd. 23rd Floor Los Angeles, CA 90024 (310) 586-5180	Ilan Lovinsky, Esq. Richard Blake, Esq. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 3570 Carmel Mountain Rd., Suite 200 San Diego, CA 92130 (858) 436-8000

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this Registration Statement.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(4)

	—	—

Common Stock, $0.0001 par value per share	—	—

Preferred Stock, $0.0001 par value per share	—	—

Debt Securities	—	—

Guarantees of Debt Securities(5)	—	—

Warrants	—	—

Units	—	—

Total Registration Fee	$125,000,000	$14,525.00

(1)
The securities registered hereunder include such indeterminate number of shares of common stock and preferred stock, amount of debt securities and number of warrants and units as may be issued upon conversion or exchange of any preferred stock, debt securities or warrants registered hereunder that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(2)
The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). With respect to debt securities, the public offering price therefor excludes accrued interest and accrued amortization of discount, if any, to the date of delivery.

(3)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined by us in connection with the issuance of the securities. In no event will the aggregate offering price of all securities issued by the registrant from time to time pursuant to this Registration Statement exceed $125,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

(4)
Calculated pursuant to Rule 457(o) under the Securities Act.

(5)
Guarantees of the payment of the principal of, premium, if any, and interest on any of the debt securities may be provided by one or more subsidiaries of Boingo Wireless, Inc. No separate consideration will be received for such guarantees and, pursuant to Rule 457(n) of the Securities Act, no separate registration fee is payable for such guarantees.

             The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell the securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2015

PROSPECTUS

$125,000,000

Boingo Wireless, Inc.

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Warrants

Units

        We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $125,000,000.

        We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

        These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See "Plan of Distribution."

        Our common stock is listed on the Nasdaq Global Market under the symbol "WIFI." On September 9, 2015, the last reported sale price for our common stock was $7.54 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

        INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT BEFORE INVESTING IN ANY SECURITIES.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                        , 2015

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $125,000,000.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

        The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

        You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

        You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

 PROSPECTUS SUMMARY

        This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used in this prospectus, "we," "us," "Boingo" and "our" refer to Boingo Wireless, Inc., a Delaware corporation.

Overview

        Boingo helps the world stay connected.

        We have established a global footprint of small cell networks that provide high-speed, high-bandwidth wireless Internet service to smartphones, tablet computers, laptops, and other wireless-enabled devices. Small cells are low-powered radio access nodes that operate in licensed and unlicensed spectrum that have a range of 10 meters to 1 to 2 kilometers. These small cell networks cover more than a million distributed antenna system ("DAS") and Wi-Fi locations and reach more than one billion consumers annually. With the proliferation of mobile Internet-enabled wireless devices, and growth of high-bandwidth usage from streaming media and smartphone apps, we expect these small cells to play a significant role in helping meet the ever-increasing data demands of connected consumers who are accustomed to the benefits of broadband performance at home and work and are seeking the same applications, performance and availability on-the-go.

        Our small cell networks include DAS and Wi-Fi networks that we manage and operate ourselves, which we refer to as our "managed and operated" locations, as well as Wi-Fi networks managed and operated by third-parties with whom we contract for access, which we refer to as our "roaming" networks. Our managed and operated locations are typically located in large venues with big audiences, such as airports, stadiums, arenas, U.S. military bases, universities, convention centers, and shopping malls where we install a wireless network infrastructure and generally have exclusive multi-year agreements. Our roaming networks comprise more than one million commercial Wi-Fi hotspots in 100 countries around the world. We also sell advertising and sponsorships on other Wi-Fi networks that are not part of our network on behalf of the network owner.

        We generate revenue through wholesale offerings, retail and military sales, and advertising and sponsorships. We have direct customer relationships with users who have purchased our services, and we also provide mobile Internet access and solutions to our partners, which include telecom operators, cable companies, technology companies, enterprise software and services companies, and communications service providers to allow their millions of users to connect to the mobile Internet through hotspots in our network. Our software solution—which provides one-click access to our global footprint of hotspots—has been rebranded for wholesale partners, in addition to being marketed under the Boingo brand. In combination with our back-end system infrastructure, it creates a global roaming solution for operators, carriers and other service providers.

        For the three months ended June 30, 2015, individual retail users provided approximately 24% of our revenue by purchasing month-to-month subscription plans that automatically renew or hotspot specific single-use access to our network. As of June 30, 2015, our retail subscriber base is approximately 225,000, a decrease of approximately 24% over the prior year period. For the three months ended June 30, 2015, individual military users provided approximately 12% of our revenue by purchasing broadband and Internet Protocol television ("IPTV") services in military barracks. As of June 30, 2015, we have grown our military subscriber base to approximately 40,000 from approximately 4,000 in the prior year period.

        We generate wholesale revenue from telecom operators that pay us build-out fees and recurring access fees so that their cellular customers may use our DAS networks at locations where we manage and operate the wireless network. For the three months ended June 30, 2015, DAS revenue accounted for approximately 35% of our revenue. In addition, our partners pay us usage-based Wi-Fi network access and software licensing fees to allow their customers' access to our footprint worldwide. For the three months ended June 30, 2015, wholesale Wi-Fi revenue accounted for approximately 16% of our revenue.

        We also generate revenue from advertisers that seek to reach consumers via sponsored Wi-Fi access, promotional programs and online display advertising. For the six months ended June 30, 2015, advertising and other revenue accounted for approximately 13% of our revenue. Our advertising business is seasonal, with the highest percentage of advertising sales occurring in the fourth quarter of each year. Our customer agreements for certain DAS networks include both a fixed and variable fee structure with the highest percentage of sales occurring in the fourth quarter of each year and the lowest percentage of sales occurring in the first quarter of each year. We expect these trends to continue. Our other products have not experienced any significant seasonal impact.

Corporate Information

        We were incorporated in the State of Delaware in April 2001 under the name Project Mammoth, Inc. and changed our name to Boingo Wireless, Inc. in October 2001. Our principal executive offices are located at 10960 Wilshire Blvd., 23rd Floor, Los Angeles, CA 90024 and our phone number is (310) 586-5180. Our website address is www.boingo.com. The information on, or that can be accessed through, our website is not part of this prospectus.

The Securities We May Offer

        We may offer up to $125,000,000 of common stock, preferred stock, debt securities and warrants in one or more offerings and in any combination, including in units from time to time. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

  Common Stock

        Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders, and there are no cumulative rights. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. If there is a liquidation, dissolution or winding up of our company, holders of our common stock would be entitled to share in our assets remaining after the payment of liabilities and any preferential rights of any outstanding preferred stock. Our common stock is described in greater detail in this prospectus under "Description of Capital Stock—Common Stock."

  Preferred Stock

        Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

        Each series of preferred stock, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock. We have no present plans to issue any shares of preferred stock, nor are any shares of our preferred stock presently outstanding. Preferred stock is described in greater detail in this prospectus under "Description of Capital Stock—Preferred Stock."

  Debt Securities

        The debt securities may be senior or subordinated in right of payment. For any particular debt securities we offer, the applicable prospectus supplement will describe the title and series of the debt securities, the aggregate principal amount and the original issue price; the ranking, whether senior or subordinated; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; the terms on which the debt securities may be convertible into or exchangeable for common stock or other securities of Boingo, or any other entity, if any; and any other specific terms. We will issue the debt securities under an indenture, as described in "Description of Debt Securities and Guarantees."

  Warrants

        We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities.

        The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants under "Description of Warrants." We urge you, however, to read the prospectus supplements and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

  Units

        We may issue units comprised of one or more of the other classes of securities issued by us as described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Units are described in greater detail in this prospectus under "Description of Units."

RISK FACTORS

        An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, "Risk Factors," in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

        This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "anticipate," "expect," "believe," "goal," "plan," "intend," "estimate," "may," "will," and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.

        This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

        Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

 RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges and preferred stock dividends on a historical basis for each of the periods indicated. You should read these ratios in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus. Our net losses were insufficient to cover fixed charges in periods where applicable of the periods presented. Because of these deficiencies, the ratio information is not applicable for such periods.

	Fiscal Year Ended December 31,								Six Months Ended June 30, 2015
	2010		2011		2012		2013	2014
Ratio of earnings to fixed charges and preferred stock dividends		223.4x		942.7x		933.7x	N/A	N/A	N/A
Deficiency of earnings available to cover fixed charges and preferred stock dividends	$	N/A	$	N/A	$	N/A	$(2,507)	$(18,821)	$(13,779)

        The ratio of earnings to fixed charges and preferred stock dividends has been computed on a consolidated basis. "Earnings" consists of net income before income taxes plus fixed charges, net of capitalized interest expense, less net income attributable to non-controlling interests. "Fixed charges" consist of interest expense, capitalized interest expense and preference security dividend requirements.

        As of the date of this prospectus, we have not previously paid dividends on any shares of preferred stock, and consequently, our ratio of earnings to preferred share dividends and ratio of earnings to fixed charges would be identical.

 USE OF PROCEEDS

        Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, repayment of debt, other corporate expenses and acquisitions of complementary products, technologies or businesses. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

 DESCRIPTION OF SECURITIES WE MAY OFFER

        We may offer up to $125,000,000 of common stock, preferred stock, debt securities and warrants in one or more offerings and in any combination, including in units from time to time as described below. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities. We may offer up to $125,000,000 of securities under this prospectus.

DESCRIPTION OF CAPITAL STOCK

        The following information describes our common stock and preferred stock, as well as certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws. This description is only a summary. You should also refer to our amended and restated certificate of incorporation and amended and restated bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

        Our authorized capital stock consists of 100,000,000 shares of common stock with a $0.0001 par value per share, and 5,000,000 shares of preferred stock with a $0.0001 par value per share, all of which shares of preferred stock are undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of September 8, 2015, there were 37,029,326 shares of common stock issued and outstanding, held of record by 22 stockholders, although we believe that there may be a significantly larger number of beneficial owners of our common stock. We derived the number of stockholders by reviewing the listing of outstanding common stock recorded by our transfer agent as of September 8, 2015.

        The following is a summary of the material provisions of the common stock and preferred stock provided for in our amended and restated certificate of incorporation and amended and restated bylaws. For additional detail about our capital stock, please refer to our amended and restated certificate of incorporation and amended and restated bylaws, each as amended.

Common Stock

        The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available, subject to preferences that may be applicable to preferred stock, if any, then outstanding. In the event of a liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

        The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

        Our common stock is listed on the NASDAQ Global Market under the symbol "WIFI." The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company. Its address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (800) 937-5449.

Preferred stock

        The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder and that will be set forth in the related prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designation relating to any series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series. The prospectus supplement also will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock that is described in the prospectus supplement.

        Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. There are no restrictions presently on the repurchase or redemption of any shares of our preferred stock.

        The prospectus supplement for a series of preferred stock will specify:

  •
  the maximum number of shares;

  •
  the designation of the shares;

  •
  the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

  •
  the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

  •
  the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

  •
  any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

  •
  the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

  •
  the voting rights; and

  •
  any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

        The issuance of preferred stock will affect, and may adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

  •
  restricting dividends on the common stock;

  •
  diluting the voting power of the common stock;

  •
  impairing the liquidation rights of the common stock; or

  •
  delaying or preventing changes in control or management of our company.

        We have no present plans to issue any shares of preferred stock nor are any shares of our preferred stock presently outstanding. Preferred stock will be fully paid and nonassessable upon issuance.

Effect of Certain Provisions of our Amended and Restated Certificate of Incorporation and Bylaws

        Provisions of our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, may have the effect of discouraging takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

        Undesignated preferred stock.    Our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

        Limits on ability of stockholders to act by written consent or call a special meeting.    Our stockholders may not act by written consent, which may lengthen the amount of time required to take stockholder actions. As a result, a holder controlling a majority of our capital stock would not be able to amend our amended and restated bylaws or remove directors without holding a meeting of our stockholders called in accordance with our amended and restated bylaws.

        In addition, our amended and restated bylaws provide that special meetings of the stockholders may be called only by the chairperson of our board of directors, our Chief Executive Officer, or our board of directors. Our amended and restated bylaws prohibit a stockholder from calling a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

        Requirements for advance notification of stockholder nominations and proposals.    Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. However, our amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of our company.

        Classified board of directors.    Our board of directors is divided into three classes, one class of which is elected each year by our stockholders. The directors in each class serve for a three-year term. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

        Board vacancies filled only by majority of directors then in office.    Vacancies and newly created seats on our board of directors may be filled only by our board of directors. Only our board of directors may determine the number of directors on our board of directors. The inability of stockholders to determine the number of directors or to fill vacancies or newly created seats on our board of directors makes it more difficult to change the composition of our board of directors, but these provisions promote a continuity of existing management.

        No cumulative voting.    The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and amended and restated bylaws do not expressly provide for cumulative voting.

        Directors removed only for cause.    Our amended and restated certificate of incorporation provides that directors may be removed by stockholders only for cause.

        Amendment of charter provisions.    The amendment of the above provisions in our amended and restated certificate of incorporation requires approval by holders of at least two-thirds of our outstanding common stock.

Delaware Anti-Takeover Statute

        We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 generally prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

  •
  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

        In general, Section 203 defines business combination to include the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of either the assets or outstanding stock of the corporation involving the interested stockholder;

  •
  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

        In general, Section 203 defines interested stockholder as an entity or person who, together with affiliates and associates, beneficially owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

        The provisions of Delaware law and our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

 DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

        We may issue debt securities in one or more distinct series. This section summarizes the material terms of the debt securities that are common to all series. Most of the financial terms and other specific material terms of any series of debt securities that we offer will be described in a prospectus supplement or term sheet to be attached to this prospectus. Since the terms of specific debt securities may differ from the general information provided below, you should rely on information in the prospectus supplement or term sheet that contradicts different information below.

        As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an "indenture." An indenture is a contract between us and a financial institution acting as trustee on your behalf. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under "Events of Default." Second, the trustee performs certain administrative duties for us.

        Senior or subordinated debt securities will be issued by us under an indenture dated as of                    , 20 , as supplemented from time to time (the "indenture"), between us, as issuer, and                , as trustee (the "trustee"). The debt securities may be guaranteed by one or more of our subsidiaries.

        The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The terms "we," "our" and "us," when used to refer to an issuer of securities, means Boingo Wireless, Inc.

        Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. See "Where You Can Find More Information" for information on how to locate the indenture and any supplemental indentures that may be filed.

General Provisions of the Indenture

        The debt securities will be obligations of Boingo. Any senior securities will rank equally with all other unsecured and unsubordinated indebtedness of Boingo. Any subordinated securities will be subordinated in right of payment to the prior payment in full of the senior indebtedness of Boingo, as more fully described in a prospectus supplement or term sheet.

        The indenture provides that any debt securities proposed to be sold under this prospectus and an attached prospectus supplement or term sheet ("offered debt securities") and any debt securities issuable upon the exercise of debt warrants or upon conversion or exchange of other offered securities ("underlying debt securities"), as well as other debt securities, may be issued under the indenture in one or more series.

        You should read the prospectus supplement or term sheet for the material terms of the offered debt securities and any underlying debt securities, including the following:

  •
  the title of the debt securities and whether the debt securities will be senior securities or subordinated securities of Boingo;

  •
  the total principal amount of the debt securities of the series and any limit on such total principal amount;

  •
  if not the principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined;

  •
  the date or dates, or how the date or dates will be determined or may be extended, when the principal of the debt securities will be payable;

  •
  the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

  •
  any optional redemption provisions;

  •
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

  •
  the form in which we will issue the debt securities and whether we will have the option of issuing debt securities in "certificated" form;

  •
  if other than U.S. dollars, the currency or currencies in which the debt securities are denominated and/or payable;

  •
  whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and how these amounts will be determined;

  •
  the place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

  •
  if other than minimum denominations of $2,000 or any integral multiple of $1,000 above the minimum denomination in the case of registered securities issued in certificated form, the denominations in which the offered debt securities will be issued;

  •
  if the provisions of Article Fourteen of the indenture described under "defeasance" are not applicable and any provisions in modification of, in addition to or in lieu of any of these provisions;

  •
  whether and under what circumstances we will pay additional amounts, as contemplated by Section 1010 of the indenture, in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

  •
  whether the debt securities are subordinated and the terms of such subordination;

  •
  any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

  •
  any changes or additions to the Events of Default or covenants contained in the applicable indenture;

  •
  whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions;

  •
  whether the debt securities are guaranteed; and

  •
  any other material terms of the debt securities.

For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on the debt securities will include additional amounts if required by the terms of the debt securities.

        The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture when a single trustee is acting for all debt securities issued under the indenture are called the "indenture securities." The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See "—Resignation of Trustee" below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term "indenture securities" means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

        The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt, we repurchase a significant amount of equity or effect a recapitalization, or we are acquired by another entity.

        We refer you to the applicable prospectus supplement or term sheet for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

        We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

        Unless otherwise specified in the applicable prospectus supplement or term sheet, the debt securities will be denominated in U.S. dollars and all payments on the debt securities will be made in U.S. dollars.

        Payment of the purchase price of the debt securities must be made in immediately available funds.

        The authorized denominations of debt securities denominated in U.S. dollars will be a minimum denomination of $2,000 and integral multiples of $1,000 above the minimum denomination. The authorized denominations of foreign currency notes will be set forth in the applicable prospectus supplement or term sheet.

Interest and Interest Rates

        Each debt security will begin to accrue interest from the date it is originally issued. The related prospectus supplement or term sheet will describe the method of determining the interest rate.

        Interest on the debt securities other than in global form denominated in U.S. dollars will be paid by check mailed on an interest payment date to the persons entitled thereto to the addresses of such holders as they appear in the security register or, at our option, by wire transfer to a bank account maintained by the holder. The principal of, and premium, if any, and, if other than an interest payment date, interest on debt securities denominated in U.S. dollars, together with interest accrued and unpaid thereon, due on the maturity date will be paid in immediately available funds upon surrender of such debt securities at the corporate trust office of the trustee in The City of New York, or, at our option, by wire transfer of immediately available funds to an account with a bank designated at least 15 calendar days prior to the maturity date by the applicable registered holder, provided the particular bank has appropriate facilities to receive these payments and the particular note is presented and surrendered at the office or agency maintained by us for this purpose in the Borough of Manhattan,

The City of New York, in time for the trustee to make these payments in accordance with its normal procedures.

Payment and Paying Agents

        We will pay interest to the person listed in the trustee's records as the owner of the debt security at the close of business on a particular day in advance of each regularly scheduled date for interest, even if that person no longer owns the debt security on the interest due date. That day, typically set at a date approximately two weeks prior to the interest due date, is called the "record date." Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called "accrued interest."

  Payments on Global Securities

        We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder's right to those payments will be governed by the rules and practices of the depositary and its participants.

  Payments on Certificated Debt Securities

        We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make payments of principal and premium, if any, duly and punctually to the office of the trustee.

        Alternatively, if the holder asks us to do so, we may pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the trustee or other paying agent appropriate transfer instructions at least 15 calendar days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above. In addition, see the description under "Interest and Interest Rates."

Material Covenants

        Consolidation, Merger, Sale or Conveyance.    The indenture provides that we may not consolidate with or merge into any other entity or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any entity, unless:

  •
  the successor or transferee entity, if other than us, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by a supplemental indenture executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of, any premium on and any interest on, all of our outstanding debt securities and the performance of every covenant and obligation in the indenture to be performed or observed by us;

  •
  immediately after giving effect to the transaction, no Event of Default, as defined in the indenture, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing; and

  •
  we have delivered to the trustee an officers' certificate and an opinion of counsel, each in the form required by the indenture and stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the foregoing provisions relating to such transaction.

In case of any such consolidation, merger, conveyance or transfer, the successor entity will succeed to and be substituted for us as obligor on the debt securities with the same effect as if it had been named in the indenture as issuer.

  Restrictions on Liens

        We will not, and will not permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any indebtedness for money borrowed secured by a Mortgage ("Secured Debt") upon any Operating Property or any shares of stock or indebtedness for borrowed money of any Restricted Subsidiary, whether owned at the date of the indenture or thereafter acquired, without effectively providing concurrently that the debt securities of each series then outstanding under the indenture are secured equally and ratably with or, at our option, prior to such Secured Debt so long as such Secured Debt shall be so secured.

        The foregoing restriction shall not apply to, and there shall be excluded from Secured Debt in any computation under such restriction, Secured Debt secured by:

  (1)
  mortgages on any property, shares of stock or indebtedness for borrowed money of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

  (2)
  mortgages on property or shares of stock existing at the time of acquisition of such property or stock by us or a Restricted Subsidiary or existing as of the original date of the applicable indenture;

  (3)
  mortgages to secure the payment of all or any part of the price of acquisition, construction or improvement of such property or stock by us or a Restricted Subsidiary, or to secure any Secured Debt incurred by us or a Restricted Subsidiary, prior to, at the time of, or within 360 days after, the later of the acquisition or completion of construction (including any improvements on an existing property), which Secured Debt is incurred for the purpose of financing all or any part of the purchase price thereof or construction of improvements thereon; provided, however, that, in the case of any such acquisition, construction or improvement, the Mortgage shall not apply to any property theretofore owned by us or a Restricted Subsidiary, other than, in the case of any such construction or improvement, any theretofore substantially unimproved real property on which the property or improvement so constructed is located;

  (4)
  mortgages securing Secured Debt of a Restricted Subsidiary owing to us or to another Restricted Subsidiary;

  (5)
  mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to us or a Restricted Subsidiary;

  (6)
  mortgages on property of us or a Restricted Subsidiary in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, or in favor of any other country or any political subdivision thereof, or any department, agency or instrumentality of such country or political subdivision, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages;

  (7)
  any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in clauses (1) through (6) above and (9) below; provided, however, that the principal amount of Secured Debt so secured shall not exceed the principal amount of Secured Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements and construction on such property);

  (8)
  mortgages upon any Operating Property, or any transfer or disposition of any Operating Property, that is created or implemented as a necessary component of a bond for title transaction, payment in lieu of tax agreement or other tax incentive vehicle designed to provide us or any Subsidiary with certain ad valorem property tax savings or other incentive savings; or

  (9)
  mortgages to secure Hedging Obligations entered into in the ordinary course of business to purchase any raw material or other commodity or to hedge risks or reduce costs with respect to the interest rate, currency or commodity exposure of us or any Restricted Subsidiary of ours and not for speculative purposes.

        Notwithstanding the foregoing, we and any one or more our Restricted Subsidiaries may, however, without securing any debt securities, create, incur, issue, assume or guarantee Secured Debt secured by a Mortgage if, after giving effect to the transaction, the aggregate of the Secured Debt then outstanding (not including Secured Debt permitted under the above exceptions) does not exceed 15% of our Consolidated Net Tangible Assets as shown on our financial statements as of the end of the fiscal year preceding the date of determination.

        "Commodity Agreement" means any forward contract, commodity swap, commodity option or other financial agreement or arrangement relating to, or the value of which is dependent upon. fluctuations in commodity prices.

        "Consolidated Net Tangible Assets" means the total assets of Boingo and its Restricted Subsidiaries (including, without limitation, any net investment in Subsidiaries that are not Restricted Subsidiaries) after deducting therefrom (a) all current liabilities (excluding any thereof constituting indebtedness for borrowed money) and (b) all goodwill, trade names, trademarks, franchises, patents, unamortized debt discount and expense, organization and developmental expenses and other like segregated intangibles, all as computed by us and our Restricted Subsidiaries in accordance with generally accepted accounting principles as of the end of the fiscal year preceding the date of determination; provided, that any items constituting deferred income taxes, deferred investment tax credit or other similar items shall not be taken into account as a liability or as a deduction from or adjustment to total assets.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

        "GAAP" means U.S. generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession that are applicable at the date of any relevant calculation or determination.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, Commodity Agreement or derivative contract entered into to hedge interest rate risk, currency exchange risk, and commodity price risk.

        "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

        "Mortgage" or "Mortgages" means any mortgage, pledge, lien, security interest or other encumbrances upon any Operating Property or any shares of stock or on indebtedness for borrowed money of any Restricted Subsidiary (whether such Operating Property, shares of stock or indebtedness for borrowed money are now owned or hereafter acquired).

        "Operating Property" means each plant or facility of Boingo or a Restricted Subsidiary located within the United States, except any such plant or facility which the Board of Directors of Boingo by resolution reasonably determines not to be of material importance to the total business conducted by us and our Restricted Subsidiaries.

        "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Restricted Subsidiary" means any Subsidiary of us (i) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States, and (ii) which owns or is the lessee of any Operating Property.

        "Subsidiary" means (1) any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the us or by one or more other Subsidiaries and (2) any other Person in which we or one or more other Subsidiaries, directly or indirectly, at the date of determination, (x) own at least a majority of the outstanding ownership interests or (y) have the power to elect or direct the election of, or to appoint or approve the appointment of, at least the majority of the directors, trustees or managing members of, or other persons holding similar positions with, such Person.

  Restrictions on Sale and Leaseback Transactions

        We will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless:

  (1)
  we or such Restricted Subsidiary would be entitled to create, incur, issue, assume or guarantee indebtedness secured by a Mortgage upon such property at least equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the debt securities; provided, however, that from and after the date on which such arrangement becomes effective, the Attributable Debt in respect of such arrangement shall be deemed, for all purposes described under "—Restrictions on Liens" above, to be Secured Debt subject to the provisions of the covenants described therein;

  (2)
  since the original date of the indenture and within a period commencing twelve months prior to the consummation of such Sale and Leaseback Transaction and ending twelve months after the consummation of such Sale and Leaseback Transaction, we or any Restricted Subsidiary, as the case may be, has expended or will expend for the Operating Property an amount equal to (A) the net proceeds of such Sale and Leaseback Transaction, and we elect to designate such amount as a credit against such Sale and Leaseback Transaction, or (B) a part of the net proceeds of such Sale and Leaseback Transaction and we elect to designate such amount as a credit against such Sale and Leaseback Transaction and apply an amount equal to the remainder of the net proceeds as provided in the following paragraph; or

  (3)
  such Sale and Leaseback Transaction does not come within the exceptions provided by the first paragraph above under "—Restrictions on Sale and Leaseback Transactions" and we do not make the election permitted by the second paragraph under "—Restrictions on Sale and Leaseback Transactions" or makes such election only as to a part of such net proceeds, in either of which events we shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement (less any amount elected under the second paragraph under "—Restrictions on Sale and Leaseback Transactions") to the retirement, within 360 days of the effective date of any such arrangement, of indebtedness for borrowed money of we or any Restricted Subsidiary (other than indebtedness for borrowed money of Boingo which is subordinated to the debt securities) which by its terms matures at or is extendible or renewable at the sole option of the obligor without requiring the consent of the obligees to a date more than twelve months after the date of the creation of such indebtedness for borrowed money (it being understood that such retirement may be made by prepayment of such indebtedness for borrowed money, if permitted by the terms thereof, as well as by payment at maturity, and that at our option and pursuant to the terms of the indenture, such indebtedness may include the debt securities).

        "Attributable Debt" under the indenture means the present value (discounted at the interest rate inherent in the lease, compounded annually) of the obligation of a lessee for net rental payments during the remaining term of any lease (including any period for which such lease has been extended).

        "Sale and Leaseback Transaction" means any arrangement with any person providing for the leasing by us or any Restricted Subsidiary of any Operating Property, whether such Operating Property is now owned or hereafter acquired (except for temporary leases for a term, including renewals at the option of the lessee, of not more than three years and except for leases between us and a Restricted Subsidiary or between Restricted Subsidiaries), which property has been or is to be sold or transferred by us or such Restricted Subsidiary to such person with the intention of taking back a lease of such property.

Events of Default

        An event of default with respect to the debt securities of any series is defined in the indenture as:

  (a)
  default for 30 days in payment of any interest on the debt securities of such series when it becomes due and payable;

  (b)
  default in payment of principal of or any premium on the debt securities of such series at maturity or upon redemption or repayment when the same becomes due and payable;

  (c)
  default by us in the performance of any other covenant contained in the applicable indenture for the benefit of the debt securities of such series that has not been remedied by the end of a period of 90 days after notice is given as specified in the indenture;

  (d)
  default in the payment of principal or an acceleration of other indebtedness for borrowed money of Boingo where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $25 million and such acceleration has not been rescinded or annulled or such indebtedness repaid within a period of 30 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of all outstanding debt securities under the indenture, provided that if any such default is cured, waived, rescinded or annulled, then the event of default by reason thereof would be deemed not to have occurred; and

  (e)
  certain events of bankruptcy, insolvency and reorganization of Boingo.

        The indenture provides that:

  •
  if an event of default described in clause (a), (b), (c) or (d) above has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of the applicable series may declare the principal amount of the debt securities then outstanding, and any accrued and unpaid interest through the date of such declaration, to be due and payable immediately;

  •
  upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, or any premium or interest on the debt securities and in compliance with certain covenants) may be waived by the holders of a majority in aggregate principal amount of the debt securities of the applicable series; and

  •
  if an event of default described in clause (e) occurs and is continuing, then the principal amount of all debt securities issued under the indenture, together with any accrued interest through the occurrence of such event, shall become and be due and payable immediately, without any declaration or other act by the trustee or any other holder.

Under the indenture, the trustee must give to the holders of debt securities of any series notice of all uncured defaults known to it with respect to the debt securities of such series within 90 days after such a default occurs (the term default to include the events specified above without notice or grace periods); provided that, except in the case of default in the payments of principal of or any premium or interest on any of the debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the best interest of the holders of such debt securities.

        No holder of any debt securities may institute any action under the indenture unless:

  •
  such holder has given the trustee written notice of a continuing event of default with respect to the debt securities;

  •
  the holders of not less than 25% in aggregate principal amount of the debt securities of the applicable series have requested the trustee to institute proceedings in respect of such event of default;

  •
  such holder or holders have offered the trustee such reasonable indemnity as the trustee may require;

  •
  the trustee has failed to institute an action for 60 days thereafter; and

  •
  no inconsistent direction has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of such debt securities.

        The holders of a majority in aggregate principal amount of the debt securities of any series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series. The indenture provides that, if an event of default occurs and is continuing, the trustee, in exercising its rights and powers under the indenture, will be required to use the degree of care of a prudent man in the conduct of his own affairs. The indenture further provides that the trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it.

        We must furnish to the trustee within 120 days after the end of each fiscal year a statement signed by an officer thereof to the effect that a review of our activities during such year and our performance under the indenture and the terms of the debt securities has been made, and, to the knowledge of the signatories based on such review, we have complied with all conditions and covenants of the indenture or, if we are in default, specifying such default.

Modification of the Indenture

        We and the trustee may, without the consent of the holders of the debt securities issued under such indenture, enter into supplemental indentures for, among others, one or more of the following purposes:

  •
  to evidence the succession of another corporation to us and the assumption by such successor of its obligations under the indenture and the debt securities;

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  to add covenants of Boingo or surrender any of its rights, or add any rights for the benefit of the holders of debt securities;

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  to cure any ambiguity, omission, defect or inconsistency in such indenture;

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  to establish the form or terms of any other series of debt securities, including any subordinated securities;

  •
  to evidence and provide the acceptance of any successor trustee with respect to the debt securities or one or more other series of debt securities under the indenture or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the indenture; and

  •
  to provide any additional events of default.

        With certain exceptions, the indenture or the rights of the holders of the debt securities may be modified by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities then outstanding affected thereby, but no such modification may be made without the consent of the holder of each outstanding note affected thereby that would:

  •
  change the maturity of the principal of, or any premium on, or any installment of principal of or interest on any debt securities, or reduce the principal amount or any premium or the rate or manner of calculating interest or any premium payable upon redemption or repayment of any debt securities, or change the dates or periods for any redemption or repayment or change any place of payment where, or the coin or currency in which, any principal, premium or interest is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption or repayment date);

  •
  reduce the percentage in principal amount of the outstanding debt securities, the consent whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences provided for in the indenture; or

  •
  modify any of the provisions of certain sections of the indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each of the outstanding debt securities affected thereby.

Defeasance

        The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement or term sheet that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

  Covenant Defeasance

        Under current United States federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. In order to achieve covenant defeasance, we must do the following:

  •
  deposit in trust for the benefit of all holders of such debt securities a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the debt securities of such series in the relevant currency on their various due dates; and

  •
  deliver to the trustee a legal opinion of our counsel confirming that, under current United States federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit and just repaid such debt securities ourselves at maturity.

        If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

  Full Defeasance

        If there is a change in United States federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called "full defeasance") if we put in place the following other arrangements for you to be repaid:

  •
  we must deposit in trust for the benefit of all holders of the debt securities of such series a combination of money and government or government agency debt securities or bonds in the relevant currency that will generate enough cash to make interest, principal and any other payments on the debt securities of such series in the relevant currency on their various due dates; and

  •
  we must deliver to the trustee a legal opinion confirming that there has been a change in current United States federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing you to be taxed on the debt securities of such series any differently than if we did not make the deposit and just repaid such debt securities ourselves at maturity. Under current United States federal tax law, the deposit and our legal release from the debt securities of such series would be treated as though we paid you your share of the cash and debt securities or bonds at the time the cash and debt securities or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on your debt securities at the time of the deposit.

        If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities of such series. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.

        Covenant defeasance and full defeasance are both subject to certain conditions, such as no default or event of default occurring and continuing, and no breach of any material agreement.

Discharge of the Indenture

        We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding debt securities or by depositing with the trustee or the paying agent after the debt securities have become due and payable, whether at stated maturity, or any redemption or repayment date, or otherwise, cash sufficient to pay all of the outstanding debt securities and paying all other sums payable under the indenture.

Form, Exchange and Transfer of Certificated Debt Securities

        If registered debt securities cease to be issued in book-entry form, they will be issued:

  •
  only in fully registered certificated form,

  •
  without interest coupons, and

  •
  unless we indicate otherwise in the prospectus supplement or term sheet, in a minimum denomination of $2,000 and amounts above the minimum denomination that are integral multiples of $1,000.

        Holders may exchange their certificated debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

        Holders may exchange or transfer their certificated debt securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

        Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder's proof of legal ownership.

        If we have designated additional transfer agents for your debt security, they will be named in the applicable prospectus supplement or term sheet. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

        If any certificated debt securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

        If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

        The trustee may resign or be removed at any time with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

The Trustee Under the Indenture

        The trustee may be one of a number of banks with which we maintain ordinary banking relationships and from which we may obtain credit facilities and lines of credit in the future. The trustee may also serve as trustee under other indentures under which we are the obligor in the future.

 DESCRIPTION OF THE WARRANTS

        We may issue warrants for the purchase of our preferred stock, common stock, debt securities or any combination thereof. Warrants may be issued independently or together with our preferred stock, common stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

        The prospectus supplement relating to a particular series of warrants to purchase such securities will describe the terms of the warrants, including the following:

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  the title of the warrants;

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  the offering price for the warrants, if any;

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  the aggregate number of warrants;

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  the designation and terms of the securities that may be purchased upon exercise of the warrants;

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  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

  •
  if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

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  whether the warrants will be issued in registered form or bearer form;

  •
  information with respect to book-entry procedures, if any;

  •
  the number and basic terms of the securities that may be purchased upon exercise of a warrant and the exercise price for the warrants;

  •
  the dates on which the right to exercise the warrants shall commence and expire;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

  •
  the antidilution provisions of the warrants, if any;

  •
  the redemption or call provisions, if any, applicable to the warrants;

  •
  any provisions with respect to the holder's right to require us to repurchase the warrants upon a change in control or similar event; and

  •
  any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

        Holders of equity warrants will not be entitled:

  •
  to vote, consent or receive dividends;

  •
  receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

  •
  exercise any rights as stockholders of us.

 DESCRIPTION OF UNITS

        We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

        The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

        If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

  •
  the title of the series of units;

  •
  identification and description of the separate constituent securities comprising the units;

  •
  the price or prices at which the units will be issued;

  •
  the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

  •
  a discussion of certain United States federal income tax considerations applicable to the units; and

  •
  any other terms of the units and their constituent securities.

LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

        We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so.

Special Considerations for Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When A Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only as global securities, an investor should be aware of the following:

  •
  an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

  •
  an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  •
  an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

  •
  the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

        In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

        A global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

  •
  if we notify any applicable trustee that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

 PLAN OF DISTRIBUTION

        We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

Sale through underwriters or dealers

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

        If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

        We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

        If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

        Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

        Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

        Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

        We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

        We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

        Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called "real-time" basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder's individual bids would be accepted, prorated or rejected.

        Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

        Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, San Diego, California and Shearman & Sterling LLP, San Francisco, California.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

        We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under "Incorporation by Reference" are also available on our Internet website, www.boingo.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

 INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed "filed" pursuant to the General Instructions of Form 8-K):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 16, 2015;

  •
  our definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with our 2015 Annual Meeting of Stockholders on April 22, 2015, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014;

  •
  our quarterly reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015, filed on May 11, 2015 and August 10, 2015, respectively;

  •
  our current reports on Form 8-K filed on January 7, 2015 and June 16, 2015; and

  •
  the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on April 27, 2011 pursuant to Section 12(b) of the Exchange Act.

        We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

        This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

        Requests for such documents should be directed to:

    Boingo Wireless, Inc.
    Attn: Investor Relations
    10960 Wilshire Blvd.
    23rd Floor
    Los Angeles, California 90024
    (310) 586-5180

        You may also access the documents incorporated by reference in this prospectus through our website at www.boingo.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

$125,000,000

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Warrants

Units

PROSPECTUS

Part II

Information Not Required in the Prospectus

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the estimated costs and expenses (other than the actual registration fee), other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered.

Securities and Exchange Commission registration fee		$14,525
FINRA filing fee		19,250
Accounting fees and expenses		*
Legal fees and expenses		*
Printing and engraving		*
Transfer agent fees and expenses		*
Miscellaneous		*

Total	$	*

*
These fees cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers

        Section 102(b)(7) of the Delaware General Corporation Law allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

        Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

        Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

        Section 145 of the Delaware General Corporation Law further provides that: (i) to the extent that a former or present director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; (ii) indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (iii) the corporation may purchase and maintain insurance on behalf of any present or former director, officer, employee or agent of the corporation or any person who at the request of the corporation was serving in such capacity for another entity against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

        Article VII of our amended and restated certificate of incorporation authorizes us to provide for the indemnification of directors to the fullest extent permissible under Delaware law.

        Article VI of our amended and restated bylaws provides for the indemnification of its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are required to advance, prior to the final disposition of any proceeding, and within 20 days of a written request by the indemnitee, all expenses incurred by any director or officer in connection with any proceeding for which there exists a right to indemnification, on receipt of an undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our amended and restated bylaws or otherwise. Additionally, our amended and restated bylaws further provide that our board of directors has discretion to provide for indemnification and advancement of expenses to our employees and agents.

        We have entered into indemnification agreements with our directors and officers, in addition to indemnification provided for in our amended and restated bylaws, and intend to enter into indemnification agreements with any new directors and officers in the future.

        We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

        See also the undertakings set out in response to Item 17 herein.

Item 16.    Exhibits

        A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.    Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

      individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (A)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date; or

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (6)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7)
  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on September 11, 2015.

Boingo Wireless, Inc.
By:	/s/ DAVID HAGAN David Hagan Chief Executive Officer and Chairman of the Board

Power of Attorney

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Hagan and Peter Hovenier, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise) with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DAVID HAGAN David Hagan	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 11, 2015
/s/ PETER HOVENIER Peter Hovenier	Chief Financial Officer (Principal Financial and Accounting Officer)	September 11, 2015
/s/ CHARLES BOESENBERG Charles Boesenberg	Director	September 11, 2015

Signature	Title	Date

/s/ CHUCK DAVIS Chuck Davis	Director	September 11, 2015
/s/ MICHAEL FINLEY Michael Finley	Director	September 11, 2015
/s/ TERRELL JONES Terrell Jones	Director	September 11, 2015
/s/ LANCE ROSENZWEIG Lance Rosenzweig	Director	September 11, 2015

Exhibit Index

Exhibit Number	Exhibit Title
1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Form S-1, as filed with the SEC on March 21, 2011).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company's Form S-1, as filed with the SEC on March 21, 2011).
4.1	Specimen Common Stock Certificate.
4.2	Certificate of designation, preferences and rights with respect to any preferred stock issued hereunder.*
4.3	Form of Warrant with respect to each warrant issued hereunder.*
4.4	Form of Indenture with respect to the debt securities.
4.5	Form of Note.*
4.6	Form of Unit Agreement.*
4.7	Form of Guarantee with respect to the debt securities.*
5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.
5.2	Opinion of Shearman & Sterling LLP.
12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1).
23.3	Consent of Shearman & Sterling LLP (included in Exhibit 5.2).
24.1	Power of Attorney (see page II-5).
25.1
The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.**

*
To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.